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                                                                EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 20, 1997, except Notes 1 and 2 as to which the date is June 20, 1997, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc., as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".


                                                /s/ Coopers & Lybrand LLP

Montgomery, Alabama
October 29, 1997



                          CONSENT OF TAX ACCOUNTANTS


We consent to reference in this Registration Statement on Form S-4 of our firm under the caption "The Merger - Certain Federal Income Tax Consequences" and to the inclusion of our opinion at Exhibit 8.1 of the Registration Statement.


                                                /s/ Coopers & Lybrand LLP


Birmingham, Alabama
October 31, 1997